Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Numbers: 333-276585 and 333-287680) and Form S-8 (File Numbers: 333-269058 and 333-291891) of Siebert Financial Corp. of our report dated March 30, 2026 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Siebert Financial Corp. for the year ended December 31, 2025.

/s/ Crowe LLP

New York, New York

March 30, 2026